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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]


                               February 17, 1998



BNC Mortgage, Inc.
1063 McGaw Avenue
Irvine, California 92614

     Re:  Registration Statement on Form S-1
          SEC File No. 333-38651

Dear Ladies and Gentlemen:

We have acted as counsel to BNC Mortgage, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-1, File No. 333-38651, as such may be amended from time to time, (the "Registration Statement"), of the Company, with exhibits as filed in connection therewith and the form of prospectus contained therein, for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 3,173,196 shares of the Company's Common Stock (the "Shares"), par value $0.001 per share (the "Common Stock"), including 1,773,196 shares of Common Stock which are being offered by DLJ Mortgage Capital, Inc. (the "Selling Stockholder"), and 317,319 shares of Common Stock which may be purchased from the Company to cover over-allotments, if any. The shares of Common Stock are being sold to CIBC Oppenheimer Corp. and Piper Jaffray Inc., as the representatives of the several underwriters (the "Underwriters"), pursuant to an underwriting agreement to be entered into by and among the Company, the Selling Stockholder and the Underwriters (the "Underwriter Agreement").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of
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BNC Mortgage, Inc.
February 17, 1998
Page 2


public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that, subject to the effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A of Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively) upon the sale and issuance of the Shares in the manner referred to in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and upon payment therefor, the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgements or any state or jurisdiction other than the federal securities laws and the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                              ----------------------------------------------
                              FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN